Exhibit 99.1

Tattooed Chef Announces Redemption of Public Warrants

Warrant Redemption Increases Cash Balance by $124 Million;

Cashless Exercise Mitigates Dilution and Simplifies Capital Structure

Paramount, California—January 14, 2021 (GLOBE NEWSWIRE) – Tattooed Chef, Inc. (Nasdaq: TTCF, TTCFW) (“Tattooed Chef” or the “Company”), a leader in plant-based foods, today announced that the Company will redeem all its outstanding publicly held warrants (the “Public Warrants”) that remain unexercised immediately after 5:00 p.m. New York City time on February 16, 2021, the date for redemption fixed by the Company. Under the terms of the warrant agreement governing the Public Warrants (the “Warrant Agreement”), the Company is entitled to redeem all of the outstanding Public Warrants if the last sales price of the Company’s common stock is at least $18.00 per share on each of twenty trading days within any thirty-day trading period. This share price performance was achieved as of January 11, 2021.

Sam Galletti, Tattooed Chef’s Chief Executive Officer said, “We are pleased to streamline our capital structure and enhance our cash position by eliminating the Public Warrants. We have received $124 million of cash from warrant exercises to date, and now our cash balance is well over $200 million, which provides us greater financial flexibility and opportunities to invest in strategic growth initiatives. In addition, by invoking the cashless exercise alternative in our redemption notice, we have mitigated further dilution to our stockholders. Instead of 20 million shares being added to our Common Stock outstanding, by virtue of the cashless exercise only 15.3 million shares will be added, assuming cashless exercise of all outstanding Public Warrants. We took action on the first day allowed under the terms of the Warrant Agreement and we believe this decision will enhance long-term stockholder value.”

In accordance with the Warrant Agreement, the Company’s Board of Directors has elected to require that all Public Warrants be exercised on a cashless basis. Accordingly, holders may no longer exercise Public Warrants in exchange for payment in cash of the $11.50 per share exercise price. Instead, a holder exercising a Public Warrant will be deemed to pay the $11.50 exercise price by the surrender of 0.4883 of a share of common stock that such holder would have been entitled to receive upon a cash exercise of each Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrant holders will receive 0.5117 of a share of the Company’s common stock for each Public Warrant surrendered for exercise.

Any Public Warrants that remain unexercised immediately after 5:00 p.m. New York City time on February 16, 2021, the redemption date, will be void and no longer exercisable, and the holders of those Public Warrants will be entitled to receive only a redemption price of $0.01 per Public Warrant.

At the direction of the Company, Continental Stock Transfer and Trust Company, in its capacity as warrant agent, has mailed a notice of redemption to each of the registered holders of the outstanding Public Warrants.

In accordance with the terms of the Public Warrants, the 0.4883 of a share that each exercising warrant holder will surrender by virtue of the cashless exercise (instead of paying the $11.50 per share cash exercise price) was calculated in accordance with the terms of the Warrant Agreement by dividing the $11.50 exercise price, by $23.55, the average of the last sale price of the Company’s common stock over the ten trading days ending on January 11, 2021.

If any holder of Public Warrants would, after considering all of such holder’s Public Warrants exercised at one time, be entitled to receive a fractional interest in a share of the Company’s common stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Through January 13, 2021, 10,758,215 Public Warrants were exercised for cash, resulting in the Company receiving cash exercise price proceeds of $123,719,473, in the aggregate. As of January 14, 2021, there were 9,241,785 Public Warrants outstanding. Assuming that all of the Public Warrants currently outstanding are exercised on a cashless basis, the Company will have a total of 80,605,939 million shares of common stock issued and outstanding immediately after the redemption date.

The shares of common stock underlying the Public Warrants have been registered by the Company under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-249890).

Questions concerning redemption and exercise of the Public Warrants can be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, telephone number (212) 509-4000.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Tattooed Chef

Tattooed Chef is a leading plant-based food company offering a broad portfolio of innovative and sustainably sourced plant-based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower pizza crusts, which are available in the frozen food sections of leading national retail food stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant-based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “contemplates,” “predicts,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “growth,” “long-term,” “propose,” “trend,” “assuming,” “accelerate,” “continues,” “opportunities,” “potential,” “target,” “next” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Tattooed Chef’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: uncertainty surrounding the ultimate success of Tattooed Chef’s e-commerce platform; the need to prove Tattooed Chef’s ability to build brand awareness and continue to launch innovative products; the outcome of any legal proceedings that may be instituted against Tattooed Chef; competition and the ability of the business to grow and manage growth profitably; the ability to meet Nasdaq’s listing requirements; costs related to our recent business combination; anticipated increased costs associated with our transition to a public company; and other risks and uncertainties indicated from time to time in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) in connection with our recent business combination, including those under “Risk Factors” therein, and other factors identified in past and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by the COVID-19 outbreak. Tattooed Chef undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

INVESTORS

Rachel Perkins
rachel@ulshir.com

MEDIA

tattooedchef@praytellagency.com